EXHIBIT 21

SUBSIDIARIES OF XEROX CORPORATION

The following companies are subsidiaries of Xerox Corporation as of December 31, 2009. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Incorporated In
Boulder Acquisition Corp.	Delaware
FairCopy Services Inc.	Canada
Global Imaging Systems, Inc.	Delaware
American Photocopy Equipment Company of Pittsburgh, LLC	Delaware
Arizona Office Technologies, Inc.	Arizona
Berney Office Solutions, LLC	Alabama
N&L Enterprises, LLC	Alabama
Capitol Office Solutions, LLC	Delaware
Carolina Office Systems, Inc.	South Carolina
Carr Business Systems, Inc.	New York
Comdoc, Inc.	Ohio
Consolidated, Inc.	Ohio
Information Works, Inc.	Ohio
Metropolitan Business Machines, Incorporated	Ohio
OEM Supplyco, Inc.	Ohio
Connecticut Business Systems, LLC	Delaware
Blackstone Valley Office Systems, Inc.	Rhode Island
Conway Office Products, LLC	New Hampshire
Business Equipment Unlimited	Maine
Cameron Office Products, LLC	Massachusetts
Eastern Copy Products, Inc.	New York
Northeast Copier Systems, LLC	Massachusetts
CopyCo Office Solutions, Inc.	Indiana
MRSCO, Inc.	Indiana
CTX Business Solutions, Inc.	Oregon
Global Operations Texas, L.P. d/b/a Dahi`ll	Texas (34)
Denitech Corporation	Texas
Chicago Office Technology Group, Inc.	Illinois
Electronic Systems, Inc.	Virginia
TML Enterprises, Inc.	Virginia
ImageQuest, Inc.	Kansas
Image Technology Specialists, Inc.	Massachusetts
Inland Business Machines, Inc.	California
Precision Copier Service, Inc. d/b/a/ Sierrra Office Solutions	Nevada
Lucas Business Systems, Inc.	Delaware
Lewan & Associates, Inc.	Colorado
Imaging Concepts of New Mexico, Inc.	New Mexico
Michigan Office Solutions, Inc.	Michigan
Minnesota Office Technology Group, Inc.	Minnesota
Mr. Copy, Inc.	California
MWB Copy Products, Inc.	California
SoCal Office Technologies, Inc.	California
Quality Business Systems, Inc.	Washington
Boise Office Equipment, Inc.	Idaho
Saxon Business Systems, Inc.	Florida
Stewart Business Systems, LLC	New Jersey
Xerox Audio Visual Soclutions, Inc.	Georgia
Daniel Communications, Inc.	Alabama
GroupFire, Inc.	California
Gyricon, LLC	Delaware

Infotonics Technology Center Inc.	New York (15)
Institute for Research on Learning	Delaware
NewPARC LLC	Delaware
Pacific Services and Development Corporation	Delaware
Palo Alto Research Center Incorporated	Delaware
Proyectos Inverdoco, C.A.	Venezuela
SCC Burton Corporation	Delaware
STHQ Realty LLC	Delaware
The Xerox Foundation	Delaware
Xerox Argentina Industrial y Comercial, I.C.S.A.	Argentina (1)
Xerox Canada Capital Ltd.	Canada
Xerox Canada Inc.	Ontario
Xerox (Barbados) SRL	Barbados (14)
Approximo Limited	Ireland
Mega Colour Limited	Ireland
Oriel Star Limited	Ireland
Topspeed Limited	Ireland
Xerox (Barbados) Leasing SRL	Barbados
Xerox Finance (Luxembourg) Sarl	Luxembourg
Xerox Canada Facilities Management Ltd.	Ontario
Xerox Canada Finance Inc.	Ontario
Xerox Canada Leasing Partnership	Ontario (16)
Xerox Canada Ltd.	Canada (4)
Ionographic Operations Partnership	Massachusetts (18)
Xerox Canada Leasing Company	Nova Scotia
Xerox Capital, LLC	Turks & Caicos Islands (9)
Xerox Capital Services LLC	Delaware (17)
Xerox Capital Trust I	Delaware (11)
Xerox de Chile S.A.	Chile (40)
Xerox de Colombia S.A.	Colombia (29)
Xerox Developing Markets Limited	Bermuda
Sidh Securities Limited	Mauritius
Xerox del Ecuador, S.A.	Ecuador (32)
Xerox Engineering Systems NV	Belgium
Xerox Export, LLC	Delaware
Xerox Europe Finance Limited Partnership	Scotland (20)
Xerox European Funding LLC	Delaware
Xerox Finance, Inc.	Delaware
Xerox Investments Holding (Bermuda) Limited	Bermuda
Xerox Financial Services, Inc.	Delaware
Talegen Holdings, Inc.	Delaware
Xerox Credit Corporation	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox d’Haiti, S.A.	Haiti
Xerox de Honduras, S.A.	Honduras
Xerox Imaging Systems, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California (10)
Xerox Investments Europe B.V.	Netherlands
XC Global Trading B.V.	Netherlands
XC Trading Singapore Pte Ltd.	Singapore
XC Trading Hong Kong Limited	Hong Kong
XC Trading Japan G.K.	Japan
XC Trading Korea VH	Korea
XC Trading Malaysia	Malaysia
XC Trading Shenzhen Co., Ltd.	China
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Bipolar Limited	Ireland
Monocolour Limited	Ireland

Pirrup Limited	Ireland
Toblersong Limited	Ireland
Xerox XF Holdings (Ireland) Limited	Ireland
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Leasing Ireland Limited	Jersey
Xerox Israel Ltd.	Israel
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Equipment Limited	Bermuda
Xerox Maroc S.A.	Morocco (2)
Xerox Products Limited	Bermuda
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Holding (Nederland) B.V.	Netherlands
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox Office Printing Distribution B.V.	Netherlands
Xerox Limited	United Kingdom (6)
Continua Limited	United Kingdom
Continua Sanctum Limited	United Kingdom
Limited Liability Company Xerox (C.I.S.)	Russia
The Xerox (UK) Trust	United Kingdom
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Financial Services Danmark A/S	Denmark
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Global Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Office Supplies GmbH	Austria
Xerox Bulgaria EOOD	Bulgaria
Xerox Buro Araciari Ticaret ve Servis A.S.	Turkey
Xerox Capital (Europe) Limited	United Kingdom (12)
Veenman B.V.	Netherlands
Veenman Financial Services B.V.	Netherlands
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Financial Services Danmark A/S	Denmark
Xerox Finance AG	Switzerland
Xerox Sverige AB	Sweden
Xerox (UK) Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Inserco Manufacturing Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Office Supplies Limited	United Kingdom
Xerox (R & S) Limited	United Kingdom
Xerox Channels Limited	United Kingdom
XEROX CZECH Republic s r.o.	Czech Republic
Xerox Direct Rhein-Main GmbH	Germany
Xerox Espana, S.A.U.	Spain
Xerox Fabricacion S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox Office Supplies S.A.U.	Spain

Xerox Exports Limited	United Kingdom
Xerox Financial Services Belux NV	Belgium
Xerox Financial Services Norway AS	Norway
Xerox Financial Services Sverige AB	Sweden
Xerox GmbH	Germany
Xerox Capital Services Verwaltungs GmbH	Germany
Xerox Capital Services GmbH & Co. KG	Germany (19)
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Reprographische Services GmbH	Germany
Xerox Hellas AEE	Greece
Xerox Hungary Trading Limited	Hungary
Xerox (Ireland) Limited	Ireland
Xerox India Limited	India (8)
Xerox Kazakhstan Limited Liability Partnership	Kazakhstan (38)
Xerox Management Services N.V.	Belgium
Xerox N.V.	Belgium
Xerox Luxembourg S.A.	Luxembourg (27)
Xerox (Nederland) BV	Netherlands
“Veco” Beheer Onroerend Goed BV	Netherlands
Xerox Document Supplies BV	Netherlands
Xerox Financial Services B.V.	Netherlands
Xerox Rentalease BV	Netherlands
Xerox Services BV	Netherlands
Xerox Oy	Finland
Xerox Financial Services Finland Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp.zo.o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal (21)
CREDITEX—Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox Property Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox Slovenia d.o.o.	Slovenia
Xerox S.p.A.	Italy
Xerox Italia Rental Services S.r.l.	Italy
Xerox Telebusiness GmbH	Germany
Xerox (Ukraine) Ltd LLC	Ukraine
XWA Limited	United Kingdom
Xexco Trading Limited	United Kingdom
Xerox S.A.S.	France (22)
Xerobail SAS	France
Xerox Financial Services SAS	France (23)
Xerox Document Supplies SNC	France (24)
Xerox Global Services SAS	France
Xerox General Services SAS	France
Xerox XHB Limited	Bermuda (6)
Xerox XIB Limited	Bermuda (6)
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom (6)
Xerox Latinamerican Holdings, Inc.	Delaware
XGUA Servicios, Ltda.	Guatemala (39)
Xerox Lease Funding LLC	Delaware
Xerox Lease Equipment LLC	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico (28)
Xerox Mortgage Services, Inc.	Delaware

Xerox Overseas, Inc.	Delaware
XC Asia LLC	Delaware
Xerox Serviços e Participacoes Ltda.	Brazil
Xerox Comercio e Industria Ltda	Brazil
Xerox del Peru, S.A.	Peru (30)
Xerox Realty Corporation	Delaware
Xerox Trinidad Limited	Trinidad
Xerox de Venezuela, C.A.	Venezuela (5)
Xerox XBS Warehouse Holding LLC	Delaware
Xerox XBS Warehouse Funding II LLC	Delaware
Xerox XBS Warehouse Funding LLC	Delaware
XESystems Foreign Sales Corporation	Barbados
XMPie Inc.	Delaware
Nuvisio, Inc.	New York
Nuvisio, Ltd.	Israel
XMPie, Ltd.	Israel

(1)	Xerox Corporation owns 90% of the shares of Xerox Argentina; the remaining 10% is owned by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(2)	Owned 99.9% by XMEIBL and .1% by several individuals.
(3)	[Reserved]
(4)	Owned 65% by Xerox Canada Inc. and 35% by Xerox Canada Finance Inc.
(5)	Owned 86.75% by Xerox Corporation, and 13.25% by Pacific Services and Development Corporation.
(6)	Includes indirect holdings.
(7)	[Reserved]
(8)	Xerox Corporation indirectly owns 89.3% and 10.7% is privately held.
(9)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(10)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).
(11)	Xerox Capital Trust I is a Delaware statutory business trust which is 100% beneficially owned by Xerox Corporation. The Trust is a special purpose financing vehicle.
(12)	[Reserved]
(13)	[Reserved]
(14)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.
(15)	This is a not-for-profit corporation which will act as a research and development consortium of businesses and universities. The initial members are Xerox, Corning, Kodak, University of Rochester, RIT and Cornell.
(16)	Xerox Canada Leasing Partnership is an Ontario general partnership between Xerox Canada Inc. (99%) and Xerox Canada Finance Inc. (1%).
(17)	Owned 19% by Xerox Corporation and 81% by GE Capital Information Technology Solutions, Inc. [Included in Xerox Corporation’s consolidated financial statements.]
(18)	Owned 66.995% by Xerox Canada Ltd. and 33.005% by Xerox Canada Inc. It was formerly known as Delphax Systems Partnership but changed to Ionographic Operations Partnership on 2/12/02. This name was registered under the Business Names Act in Ontario on 2/13/02.
(19)	[Reserved]
(20)	Xerox Europe Finance Limited Partnership is owned 99.9% by Xerox Export LLC and .1% by Xerox Corporation.
(21)	Owned 74% by Xerox Limited and 26% by Xerox Property Services Limited.
(22)	Remaining shares transferred in Xerox SAS to Xerox Overseas Holding Limited after share capital reduction exercise.
(23)	Owned 87.5% by Xerobail SAS and 12.5% by Xerox SAS.
(24)	Owned 99.99% by XEROX S.A.S. and .01% by Xerobail SAS.
(25)	[Reserved]
(26)	[Reserved]
(27)	Owned 99% by NV Xerox SA and 1% by Xerox Financial Services Belux NV.
(28)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation.
(29)	Owned 94.24% by Xerox Corporation, 5.56% by Pacific Services and Development Corporation and .20% by a Minority owner.
(30)	Owned 95.73% by Xerox Corporation and 4.27% by Pacific Services and Development Corporation.
(31)	[Reserved]
(32)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation. (PSDC owns only one share)
(33)	[Reserved]
(34)	Owned 99% by Conway Office Products, LLC (limited partner) and 1% by Global Imaging Systems, Inc. (general partner).

(35)	[Reserved]
(36)	[Reserved]
(37)	[Reserved]
(38)	Owned 99% by Xerox Limited and 1% by Xerox Property Services Limited.
(39)	Owned 50% by Xerox Latinamerican Holdings, Inc. and 50% by Pacific Services and Development Corporation.
(40)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation.